Exhibit 10.1

THIS AGREEMENT is made and entered into this  26th day  of September, 2008  , by and between Bombardier Pacific Ventures Inc., hereinafter  referred to as the "Seller", and   Bio-Matrix Scientific Group, Inc, hereinafter referred  to as the "Purchaser";

WITNESSETH:

WHEREAS, the Seller is the record owner and holder of  1,000,000 of the common shares Freedom Environmental Services, Inc., hereinafter referred to as the "Corporation", a  Delaware corporation, , and

WHEREAS, the Purchaser desires to purchase 1,000,000 common shares of the Corporation offered by the Seller (referred to as the "FESI Stock"), and the Seller desires to sell or cause to be sold all of the FESI Stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the FESI Stock aforementioned, it is hereby agreed as follows:

1.  PURCHASE AND SALE:  CLOSING.
a. Purchase and Sale of FESI Stock.  Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey and transfer, or cause to be sold, conveyed or transferred, the FESI Stock and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the FESI Stock in consideration of the purchase price set forth in Section 2 and Exhibit "A" of this Agreement.  The certificates representing the FESI Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.

b. Procedure for Closing.  The closing of the transactions contemplated by this Agreement (the "Closing"), shall be September 29, 2008 and held at such place as the parties hereto may agree.

2.  AMOUNT AND PAYMENT OF PURCHASE PRICE.  The total consideration to be paid to the Seller shall be that promissory note delivered from the Purchaser to the Seller   (Exhibit A) attached hereto and made a part hereof.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller hereby warrants and represents:

i. the Seller is not a party to any agreement, written or oral, creating rights in respect to the FESI Stock in any third person or relating to the voting of the FESI Stock.

ii.  Seller is the lawful owner of the FESI Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

iii. the Seller has full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further  action is necessary by the Seller to make this Agreement valid and binding upon Seller and  enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser hereby warrants and represents:

i. the Purchaser has full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further  action is necessary by the Purchaser to make this Agreement valid and binding upon Purchaser and  enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby

5.  REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER.  Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller or Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

6.  EXPENSES.  Each of the parties hereto shall pay its own expense in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and other experts.

7.  ENTIRE AGREEMENT.  This Agreement (including the exhibit hereto) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

8.  SECTIONS AND OTHER HEADINGS.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the  meaning or interpretation of this Agreement.

9.  GOVERNING LAW.  This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in  San Diego  County, State of California.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

PURCHASER		SELLER

By:	/s/ David R. Koos	By:	/s/ David R. Koos

David R. Koos, Chairman & CEO Bio-Matrix Scientific Group Inc.		David R. Koos, Chairman & CEO Bombardier Pacific Ventures Inc.

EXHIBIT A

PROMISSORY NOTE

FOR VALUE RECEIVED, Bio-Matrix Scientific Group, Inc. hereby promises to pay to the order of Bombardier Pacific Ventures Inc.,   the sum of five hundred thousand dollars ($500,000)  principal, together with simple interest thereon at the rate of 10 %  per annum.  Said sum shall be paid in the manner following:

Principal and all accrued interest from September 29, 2008 shall be paid on November 29, 2009

This Note shall at the option of the holder hereof be immediately due and payable upon the filing by the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

In the event this Note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all  reasonable attorney fees and costs of collection.

Payments not made within thirty days of due date shall be subject to a late charge of 10% of said payment per month for each month past the due date.  All payments hereunder shall be made to such  address as may from time to time be designated by any holder hereof.

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